January 2024
BH-DG Systematic Trading LLP
Code of Ethics
in accordance with Rule 17j-1 under the Investment Company Act of 1940
(the “1940 Act”)
I.Introduction and Purpose of the Code
BH-DG Systematic Trading LLP (“BH-DG”) serves as an investment adviser or investment sub-adviser to investment companies registered under the 1940 Act (each, a “Client”). In such capacity, BH-DG owes a fiduciary responsibility to its Clients. BH-DG and every Access Person (defined below) of BH-DG owe those
Clients a duty of undivided loyalty. Clients expect BH-DG to act in their best interests at all times; therefore,
BH-DG seeks to maintain a reputation for fair dealing and honesty.
This Code of Ethics (“Code”) is intended to comply with the requirements of Rule 17j-1 under the 1940 Act, applicable when BH-DG acts as an investment adviser or investment sub-adviser to a Client. It establishes standards of conduct expected of each Access Person and addresses conflicts that arise from an Access Person’s personal trading and other activities. Every Access Person is expected to fully understand and adhere to the policies and procedures set forth in the Code. BH-DG holds all Access Persons equally accountable to every provision within this Code regardless of title and/or work function. As each Access Person must be aware, BH-
DG works in a highly regulated industry and is governed by an ever-increasing body of federal, state, and international laws and numerous rules and regulations which, if not observed, can subject BH-DG and/or Access
Persons to regulatory sanctions.
The Code is designed to establish procedures for the detection and prevention of activities by which persons having knowledge of the holdings, recommended investments and investment intentions of BH-DG’s Clients may abuse their fiduciary duties, and otherwise to deal with the type of conflict of interest situations addressed by Rule 17j-1 under the 1940 Act.
Although the Code is intended to provide each Access Person with guidance and certainty as to whether or not certain actions or practices are permissible, it does not cover every issue an Access Person may face. In this regard, BH-DG also maintains other compliance-oriented policies and procedures, including, among others, a
Personal Account Dealing Policy that may be directly applicable to an Access Person’s specific responsibilities and duties. Nevertheless, this Code should be viewed as a guide for each Access Person with respect to how
BH-DG must conduct business, specifically, that the interests of Clients must always come first.
If you have any questions about the Code, you should discuss them with Legal and Compliance, as soon as possible to ensure that you remain in compliance with the Code at all times. In the event that any provision of this Code conflicts with any other BH-DG policy or procedure, the provisions of this Code shall apply.
Access Persons must promptly report any violations of the Code of Ethics to Legal and Compliance. Reports of
violations of others may be made on an anonymous basis and no Access Person will be penalized for reporting violations or suspected violations.
All Access Persons are expected to read the Code carefully and observe and adhere to its guidance at all times.
II.General
All Access Persons1 acting for a Client of BH-DG are subject to this Code of Ethics. The Code of Ethics is predicated on the principle that BH-DG owes a fiduciary duty to its Clients. Accordingly, Access Persons must
1 “Access Person” means any: (i) member, officer or employee of BH-DG (or of any company in a control relationship to BH-DG) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Restricted Instruments (as defined in BH-DG’s Personal
Account Dealing Policy) by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to BH-DG who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Restricted
Instruments by the Client.

January 2024
avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of
Clients. At all times, Access Persons must:
Place Client interests ahead of BH-DG’s interests – As a fiduciary, BH-DG must serve its Clients’ best interests. In other words, Access Persons may not benefit at the expense of Clients.
Engage in personal investing that is in full compliance with BH-DG’s Code of Ethics – Access Persons must review, understand and abide by BH-DG’s Personal Account Dealing Policy set forth as Attachment 1 to the
Code of Ethics.
III.Guiding Principles and Standards of Conduct
All Access Persons must act with competence, dignity and integrity, in an ethical manner, when dealing with
Clients, prospective Clients, the public, third-party service providers and fellow employees. The following set of principles frames the professional and ethical conduct that BH-DG expects from its Access Persons:
•Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients, prospective Clients, employers, employees, colleagues in the investment profession and other market participants;
•Place the integrity of the investment profession, the interests of Clients and the interests of BH-DG above one’s own personal interests;
•Adhere to the fundamental standard that the Access Person should not take inappropriate advantage of his or her position;
•Conduct all personal securities transactions in a manner consistent with the Personal Account Dealing
Policy;
•Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions and engaging in other professional activities;
•Practice and encourage others to practice in a professional and ethical manner; and
•Promote the integrity of, and uphold the rules governing, capital markets.
IV.General Prohibitions Mandated by Law
Access Persons and all employees of BH-DG are not permitted, in connection with the purchase or sale of a security, directly or indirectly, to:
•employ any device, scheme or artifice to defraud any Client;
•make any untrue statement of a material fact or omit to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
•engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such Client; or
•engage in any manipulative practice with respect to such Client.

January 2024
V.Personal Account Dealing Policy
BH-DG has a detailed policy in place for personal account dealing that must be complied with by Access
Persons at all times. The Personal Account Dealing Policy is available in Attachment 1.
VI.Conflicts of Interest
As a fiduciary, BH-DG has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its Clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any Client. All Access
Persons must try to avoid situations that have even the appearance of conflict or impropriety.
Conflicts of interest may arise when BH-DG or its Access Persons have reason to favor the interests of other investment advisory clients of BH-DG over a Client (e.g., larger clients over smaller Clients, other clients that pay performance fees over Clients that do not pay performance fees, other clients in which Access Persons have made material personal investments, other clients of close friends or relatives of Access Persons). The Code expressly prohibits favoritism of one investment advisory client over another.
VII.Remedial Actions
BH-DG takes the potential for conflicts of interest caused by personal investing very seriously. Access Persons should be aware that BH-DG reserves the right to impose varied sanctions on policy violators depending on the severity of the policy violation, including possible termination of employment.
X.Distribution of Code of Ethics, Acknowledgement and Annual Certification
This Code, including any amendments, shall be distributed to Access Persons by Legal and Compliance. On an annual basis, and at such other times as Legal and Compliance may deem necessary or appropriate, Access
Persons shall sign an Acknowledgement and Disclosure Statement, a copy of which is located in Attachment 2, and return it to Legal and Compliance.
XI.Documents and Information Provided by BH-DG to Clients
The Head of Legal and Compliance will:
•Submit to the Board of Directors of the Client a copy of this Code;
•Report to the Client in writing any material amendments to this Code promptly, but in no event later than six months after the adoption of such amendment;
•Immediately furnish to the Client, without request, information regarding any material violation of this
Code by any person; and
•No less frequently than annually furnish to the Client's Board of Directors a written report that (a)
describes any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations and (b) certifies that BH-DG has adopted procedures reasonably necessary to prevent Access
Persons from violating the Code.
XII.Recordkeeping
BH-DG will maintain records as set forth below. These records will be maintained in accordance with Rule 17j-
1 under the 1940 Act and the following requirements. They will be available for examination by representatives of the U.S. Securities and Exchange Commission.
•A copy of this Code and any other code of ethics which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

January 2024
•A list of all persons who are, or within the past five years have been, required to submit reports under this Code will be maintained in an easily accessible place.
•A copy of each report made by each Access Person under this Code and the Personal Account Dealing
Policy or the information provided in lieu of such report will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.
•A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred, the first two years in an easily accessible place.
•A copy of each annual report to the Board of Directors of a Client will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.
•A record of any decision, and the reasons supporting the decision, to approve the acquisition by an
Access Person of securities in an “initial public offering” or in a “limited offering” (as defined in Rule
17j-1 under the 1940 Act) for at least five years after the end of the fiscal year in which the approval is granted.
•A record of all Acknowledgement and Disclosure Statements provided to Legal and Compliance for each person who is currently, or within the past five years was, an Access Person.

January 2024
Attachment 1
PERSONAL ACCOUNT DEALING POLICY
BH-DG Systematic Trading LLP

January 2024
Attachment 2
Code of Ethics
Acknowledgement and Disclosure Statement
For: Initial Acknowledgement
I hereby certify to BH-DG Systematic Trading LLP (“BH-DG”) that, I have received, read and understand the Code of Ethics (“Code”) of BH-DG.
Date:
Signature
Print Name
For:  Annual Certification
In accordance with the requirements of BH-DG’s Code, I hereby certify, as a condition of my employment:
(1)I have complied with the requirements of the Code;
(2)I have disclosed or reported all personal transactions and holdings as required under the Code and BH-DG’s Personal
Account Dealing Policy; and
(3)I have received, read and understand the Code and I recognize that I am subject to it.
Date:
Signature
Print Name